                                                                     Exhibit 3.4


                          FIRST AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                      -----------------------------------


     THIS AGREEMENT, dated December 6, 1999, and effective as of June 17, 1999, is among the individuals and/or entities signing it below.

     WHEREAS, the individuals and entities signing this Agreement desire to form a limited liability company known as G.A.S. ORANGE ASSOCIATES, L.L.C. pursuant to the Delaware Limited Liability Company Act;

     WHEREAS, the individuals and entities signing this Agreement desire to establish their respective rights and obligations pursuant to the Delaware Limited Liability Company Act in connection with forming such a limited liability company;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the individuals and entities signing this Agreement below agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  In this Agreement, the following terms shall have the
          -----------
meanings set forth below:

          (a) "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with the Delaware Secretary of State on June 17, 1999, as it may from time to time be amended.

          (b) "Capital Account" as of any date shall mean the Capital Contribution to the Company by a Member, adjusted as of such date pursuant to of this Agreement.

          (c) "Capital Contribution" shall mean any contribution by a Member to the capital of the Company in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any superseding federal revenue statute.

          (e)  "Company" shall refer to G.A.S. ORANGE ASSOCIATES, L.L.C.

          (f) "Distribution" means any cash and other property paid to a Member by the Company from the operations of the Company.

          (g) "Fiscal Year" shall mean the fiscal year of the Company, which shall be the year ending December 31.

          (h) "Membership Interests" shall mean with respect to the Company the value of all Capital Contributions and with respect to any Member the ratio of the value of the Capital Contribution of such Member to the aggregate value of all Capital Contributions.

          (i) "Member" shall mean each Person who or which executes a counterpart of this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement.

          (j) "Net Losses" shall mean the losses of the Company, if any; determined in accordance with generally accepted accounting principals employed under the cash method of accounting.

          (k) "Net Profits" shall mean the income of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

          (l) "Delaware Act" shall mean the Delaware Limited Liability Company Act as set forth in the Delaware Code Annotated, Title 6, Chapter 18.

          (m) "Person" shall mean any corporation, governmental authority, limited liability company, partnership, trust, unincorporated association or other entity.

          (n) "Selling Member" shall mean a Member desiring to sell a Membership Interest.

          (o) "Treasury Regulations" shall mean all proposed, temporary and final regulations promulgated under the Code as from time to time in effect.


                                  ARTICLE II
                                 ORGANIZATION
                                 ------------

     2.1  Formation.  One or more Persons has acted or will act as an organizer
          ---------
or organizers to form a limited liability company by preparing, executing and filing with the Delaware Secretary of State the Certificate of Formation pursuant to the Delaware Act.

     2.2  Name.  The name of the Company is G.A.S. ORANGE ASSOCIATES, L.L.C.
          ----

     2.3  Principal Place of Business.  The principal place of business of the
          ---------------------------
Company within the State of New York shall be in Onondaga County, New York. The Company may establish any other places of business as the Members may from time to time deem advisable.

     2.4  Term.  The term of the Company shall begin on the date of filing of
          ----
the Certificate of Formation with the Delaware Secretary of State and shall continue until the Company is dissolved pursuant to this Agreement or the Delaware Act.

     2.5  Purposes.  The purpose for which the Company is formed shall consist
          --------
solely of the following:

          (i) to acquire and own a general partner interest and a limited partner interests in Project Orange Associates, L.P., a Delaware Limited Partnership ("POA").

          (ii) to acquire and maintain, directly or indirectly, equity interests in Project Orange Funding L.P. and Project Orange Capital Corp., and/or such other entities, the existence of which is necessary or desirable for the purpose of owning, operating, maintaining and/or financing POA, including without limitation in connection with the issuance and servicing of the Senior Secured Notes ("Senior Secured Notes") originally issued by said entities to Donaldson, Lufkin and Jenrette Securities Corporation pursuant to the Offering Memorandum of said entities dated on or about November 17, 1999, as such Offering Memorandum may be amended, supplemented or reissued from time to time.

          (iii) to act as, and exercise all of the authority of, a general partner and a limited partner of POA;

          (iv) to take any and all other action necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Company to do business as a foreign limited liability company in any other state in which such qualification is required; and

          (v) to engage in any lawful acts or activities and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware; provided that any such act, activity or power is related or incidental to an necessary, appropriate or convenient for the accomplishment of the foregoing purposes.

     At all times as long as any obligations evidenced by the Senior Secured Notes remain outstanding and are not discharged in full, and unless such action is otherwise permitted under the Financing Documents or authorized in writing by the Trustee, the Company shall be prohibited from engaging in any dissolution, liquidation, consolidation, merger or sale of substantially all of the Company's assets, and shall not incur any indebtedness except for indebtedness connected with or arising out of the purposes stated in this Section 2.5 and normal trade accounts payable in the ordinary course of business or as may otherwise by approved by the Trustee in writing.


                                  ARTICLE III
                                    MEMBERS
                                    -------

     3.1    Names. The names of the Members are as set forth in Exhibit A to
            -----
this Agreement.

     3.2    Additional Members.  A Person may be admitted as a member after the
            ------------------
date of this Agreement upon the vote or written consent of a majority of Membership Interests.

     3.2.A  Member.  In addition to the Members as set forth on Exhibit A and
            ------
any other Members admitted in accordance with the terms of this Agreement, the Company shall, on or before the date on which the Offering and the Partnership Interest Purchase Agreement are consummated, admit and shall at all times at which Senior Secured Notes are outstanding continue to have a "Special
                                                               -------
Independent Member".  Although the Special Independent Member shall be a member
------------------
of the Company under this Agreement and the Delaware Act, (i) all references in this Agreement to a "Member" or the "Members" shall not, unless expressly provided otherwise, include the Special Independent Member, (ii) the Special Independent Member shall have no rights to receive any allocations of profits or losses or distributions from the Company, (iii) the Special Independent Member shall not, except as expressly provided herein, have any right to participate in any actions or decisions required or permitted to be taken by the Members hereunder and (iii) the Special Independent Member shall only have such rights, benefits, duties and obligations in and to the Company as are expressly provided under this Agreement.

     As used herein the following terms shall have the following meanings:

     (1)    "Affiliate" shall have the same meaning as now defined in Section
             ---------
            101 of the United States Bankruptcy Code and shall include all "insiders", as such term is now defined in Section 101 of the Untied States Bankruptcy Code, with respect to the Company and the Special Independent Member.

     (2)    "Control" means the possession, directly or indirectly, of the power
             -------
            to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

     (3)    "Special Independent Member" means an individual who is admitted to
             --------------------------
            the Company as a Special Independent Member and who shall not have been at the time of such individual's admission to the Company, and may not have been at any time during the preceding five (t) years, and shall not be at any time while serving as a Special Independent Member, (i) a direct or indirect owner or beneficial holder of any equity interest of the Company, or an officer, director, partner or employee of, the Company or any of its equity owners, subsidiaries or Affiliates,
            (ii) a substantial creditor, customer of, or supplier to, the Company or any of its equity owners, subsidiaries or Affiliates,
            (iii) a person or other entity controlling or under common Control with any such equity owner, partner, supplier or customer, or (iv) a member of the immediate family of any such equity owner, officer, director, partner, employee, supplier or customer.

     If, at any time during which any obligations evidenced by the Senior Secured Notes remain outstanding and are not discharged in full, the Special Independent Member resigns or otherwise ceases for any reason to be such (or to qualify as a Special Independent Member), (i) no action requiring the affirmative vote of the Special Independent Member shall be taken until a successor Special Independent Member is appointed by the Members and such Special Independent Member approves such action and (ii) the Members shall take any and all actions as may be necessary or advisable to appoint a successor Special Independent Member as promptly as possible.

     3.3  Books and Records.  The Company shall keep books and records of
          -----------------
accounts and minutes of all meetings of the Members. Such books and records shall be maintained on a cash basis in accordance with this Agreement.

     3.4  Information.  Each Member may inspect during ordinary business hours
          -----------
and at the principal place of business of the Company the Certificate of Formation, the Operating Agreement, the minutes of any meeting of the Members and any tax returns of the Company for the immediately preceding three (3) Fiscal Years.

     3.5  Limitation of Liability.  Each Member's liability shall be limited as
          -----------------------
set forth in this Agreement, the Delaware Act and other applicable law. A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except that such Member shall remain personally liable for the payment of his or her Capital Contribution of such Member and as otherwise set forth in this Agreement, the Delaware Act and any other applicable law.

     3.6  Sale of All Assets.  The Members shall have the right, by the vote or
          ------------------
written consent of at least two-thirds of all Membership Interests, to approve the sale, lease exchange or other disposition of all or substantially all of the assets of the Company, subject to the limitations set forth in Section 4.1.B herein.

     3.7  Priority and Return of Capital.  No Member shall have priority over
          ------------------------------
any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution; provided, however, that this Section shall not apply to loan or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

     3.8  Liability of a Member to the Company.  A Member who or which
          ------------------------------------
rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now or hereafter provided by the Delaware Act. A Member who or which receives a Distribution made by the Company in violation of this Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

     3.9  Financial Adjustments.  No Members admitted after the date of this
          ---------------------
Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Members may, at the discretion of the Members, at the time a Member is admitted, close the books and records of the Company (as though the Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to such Member for that portion of the Fiscal Year in which such Member was admitted in accordance with of the Code.


                                  ARTICLE IV
                                  MANAGEMENT
                                  ----------

     4.1  Management by Members.
          ---------------------

          (a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Members; and the Members may make all decisions and take all action for the Company not otherwise provided for in this Agreement.
Without limiting the generality of the foregoing, the Members shall have the duty and authority to perform the following:

               (1) Managing the Company's daily activities and establishing and administering Company policies, procedures, and long-range plans;

               (2) Opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

               (3) Delegating both professional and administrative functions to other Members and staff;

               (4) Organizing operations, developing departments and specialties, and maintaining performance standards;

               (5) Maintaining effective Company objectives and organizational structure;

               (6) Providing and maintaining adequate insurance coverage for all appropriate areas of Company concern;

               (7)  Developing Company goals, budgets and objectives;

               (8) Recommending mergers with other companies, and the admission of new Members to the Company;

               (9) Determining the Company's capital requirements and the amount of Permanent Capital which the Company shall maintain;

               (10) Entering into, making and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

               (11) Collecting sums due the Company;

               (12) To the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

               (13) Acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

               (14) Borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

               (15) Selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants to the Company;

          (b)  Separateness Covenants.  At all times as long as any obligations
               ----------------------
evidenced by the Senior Secured Notes remain outstanding and are not discharged in full, the Members shall manage the business and affairs of the Company so that, except as the Trustee may otherwise agree from time to time in writing, the Company shall not:

          (i)   engage in any business or activity other than as provided in
          Section 2.5 hereof;

          (ii) fail to maintain its records, books of account and bank accounts separate and apart from those of its Members and any other person or entity;

          (iii) have its assets listed on the financial statements of any other entity (other than to the extent reflected on a consolidated financial statement);

          (iv) commingle its assets with the assets of any of its Members or of any other person or entity;

          (v) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name;

          (vi) fail to file its own tax returns, to the extent such returns are required to be filed;

          (vii) fail to pay its debts and liabilities only out of its own assets;

          (viii) fail to preserve its existence as an entity duly organized and validly existing under the laws of the jurisdiction of its formation, or otherwise fail to observe all its limited liability company and other organizational formalities;

          (ix) enter into any contract or agreement with any Member or affiliate of the Company of a Member, except upon the terms and conditions that commercially reasonable and substantially similar to those that would be available on an arms-length basis with unaffiliated third parties;

          (x) fail to maintain a sufficient number of employees in light of its contemplated business operations or fail to pay the salaries of its own employees only from its own funds;

          (xi) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any debt or obligation of any person, other than the Senior Secured Notes), except in the ordinary course of its business, provided that such debt is not evidenced by a note;

          (xii) hold itself out to be responsible for the debts of another person.

          (xiii) own any subsidiary or make any investment in, any person or entity, except for its ownership of partnership interests in POA or in Project Orange Funding L.P. and Project Orange Capital Corp., and/or such other entities, the existence of which is necessary or desirable for the purpose of owning, operating, maintaining and /or financing POA, including without limitation in connection with the issuance and servicing of the Senior Secured Notes, or otherwise acquire the obligations or securities of its Members or their Affiliates;

          (xiv) make any loans or advances to any Member, Affiliate of the Company or any third party;

          (xv) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by an employee of an affiliate;

          (xvi) fail to use separate stationery, invoices and checks bearing its own name;

          (xvii) pledge its assets for the benefit of any other person or entity [other than pursuant to the terms of the Financing Documents];

          (xviii) fail to correct any known misunderstandings regarding the separate identity of the Company from that of any Member, affiliate thereof or any other person;

          (xix) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xx) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure; or

          (xxi)   fail to have a Special Independent Member.

     As of the date hereof, the Special Independent Member of the Company is Thomas K. O'Brien.

     Notwithstanding anything to the contrary set forth in the Certificate of Formation or this Agreement, so long as any obligations evidenced by the Senior Secured Notes remain outstanding and are not discharged in full, the prior written consent of all Members, including the Special Independent Member, shall be required for the Company to:

          (i) file or consent to a voluntary petition or otherwise initiate proceedings for the Company to be adjudicated bankruptcy or insolvent or seeking an order for relief as a debtor under the Bankruptcy Code or file or consent to the filing of, or cause the filing of, any petition seeking any composition, bankruptcy, reorganization, readjustment, liquidation, dissolution or similar relief for the Company under any applicable state or federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors, or

          (ii) seek or consent to the appointment of a trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the

          Company or of all or any substantial part of the properties and assets of the Company; or

          (iii) make or consent to any general assignment for the benefit of creditors, or

          (iv) admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt, or

          (v) sell, give, pledge, encumber, assign, transfer or otherwise dispose of all or any part of the partnership interests in POA or the taking of any other action that would cause the Company to fail to have effective control over POA, or

          (vi) amend or modify in any respect the Agreement Concerning Management of Project Orange Associates, L.P. dated December 6, 1999 by and between G.A.S. Orange Associates, L.L.C. and G.A.S. Orange Partners, L.P.

     Except for the foregoing actions and decisions, and any other actions or decisions for which the affirmative vote of the Special Independent Member is expressly required hereunder, the Special Independent Member shall not be entitled to participate in any actions or decisions of the Members. Whenever in this Agreement the Special Independent Member is required to make an affirmative vote to authorize any action or decision of the Company, the Special Independent Member shall have an affirmative duty to consider the interests of the creditors of the Company (and the interests of the creditors of POA as the case may be) as well as the interest of the other Members of the Company in determining its affirmative vote to authorize any action or decision of the Company, regardless of whether the Company is insolvent at the time of such proposed action or decision. In accordance with Section 18-1101 of the Delaware Act, this provision is intended to modify any duty (including fiduciary duties) that the Special Independent Member may have at law or in equity to the Company or its Members, and the Special Independent Member shall not be liable to the Company or to any Member based on its performance of its duties in good faith reliance on the foregoing.

     4.2  Intentionally Left Blank.
          ------------------------

     4.3  Meetings of Members.
          -------------------

          (a)  Annual Meeting.  The annual meeting of the Members shall be held
               --------------
on each third Tuesday in March or at such other time as shall be determined by the vote or written consent of the Membership Interests for the purpose of the transaction of any business as may come before such meeting.

          (b)  Special Meetings.  Special meetings of the Members, for any
               ----------------
purpose or purposes, may be called by any Member.

          (c)  Place of Meetings.  Meetings of the Members may be held at any
               -----------------
place, within or outside the State of New York, for any meeting of the Members designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the chief executive office of the Company.

          (d)  Notice of Meetings.  Written notice stating the place, day and
               ------------------
hour of the meeting indicating that it is being issued by or at the direction of the person or persons calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (e)  Record Date.  For the purpose of determining the Members entitled
               -----------
to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

          (f)  Quorum.  Members holding not less than a majority of all
               ------
Membership Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Membership Interests whose absence results in less than a quorum being present.

          (g)  Manner of Acting. If a quorum is present at any meeting, the vote
               ----------------
or written consent of Members holding not less than a majority of Membership Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Delaware Act, the Certificate of Formation or this Agreement. The act of a majority of the Members of the Members present at a meeting at which a quorum is present shall be the act of the Members who are present at a meeting of the Members at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Member who voted in favor of such action.

          (h)  Proxies.
               -------

               (i) A Member may vote in person, or in the case of a Member other than the Special Independent Member, by proxy executed in writing by the Member or by a duly authorized attorney-in-fact.

               (ii) Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, except as otherwise provided in this Section.

               (iii) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Member who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by any Member.

               (iv) Except when other provision shall have been made by written agreement between the parties, the record holder of a Membership Interest which he, she or it holds as pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such Membership Interest, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

               (v) A proxy which is entitled "irrevocable proxy" and which states that it is irrevocable, is irrevocable when it is held by (1) a pledgee, (2) a Person who has purchased or agreed to purchase the Membership Interest, (3) a creditor or creditors of the Company who extend or continue credit to the Company in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit, (4) a Person who has contracted to perform services as an officer of the Company, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (5) a nominee of any of the Persons described in clauses (1)-(4) of this sentence.

               (vi) Notwithstanding a provision in a proxy, stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Company is paid, or the period of employment provided for in the contract of employment has terminated and, in a case provided for in
     Section 4.3(h)(v)(3) or (4) of this Agreement, becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section. This paragraph does not affect the duration of a proxy under paragraph 4.3(h)(ii) of this Section.

               (vii) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of a Membership Interest without knowledge of the existence of such proxy.

     4.4  Action by Members Without a Meeting.
          -----------------------------------

          (a) Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company, its principal place of business or Member, employee or agent of the Company. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the office the Company, its principal place of business or Member, employee or agent of the Company having custody of the records of the Company. Delivery made to such office, principal place of business of a Member, employee or agent shall be by hand or by certified or registered mail, return receipt requested.

          (c) Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

     4.5  Telephonic Meeting.  Members of the Company may participate in any
          ------------------
meeting of the Members by means of a conference telephone or similar communications equipment if all Persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participation in a meeting pursuant to this Section 4.5 shall be deemed to constitute presence in person at such meeting.

     4.6  Waiver of Notice.  Notice of a meeting need not be given to any Member
          ----------------
who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

     4.7  Voting Agreements.  An agreement between two (2) or more Members, if
          -----------------
in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Membership Interest held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.

     4.8  Liability for Certain Acts.  The Members shall perform their duties in
          --------------------------
good faith, in a manner he or she reasonably believes to be in the best interests of the Company and with such care as an ordinarily prudent person in a similar position would use under similar circumstances. A Member who so performs such duties shall not have any liability by reason of being or having been a Member. A Member shall not be liable to the Company or any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of the gross negligence or willful misconduct of such Member. Without limiting the generality of the preceding sentence, a Member does not in any way guaranty the return of any Capital Contribution to a Member or a profit for the Members from the operations of the Company.

     4.9  No Exclusive Duty to Company.  The Members shall not be required to
          ----------------------------
manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom. The Members shall incur no liability to the Company or any Member as a result of engaging in any other business interests or activities.

     4.10 Indemnification.  The Company shall indemnify and hold harmless the
          ---------------
Members, including the Special Independent Member, from and against all claims and demands to the maximum extent permitted under the Delaware Act.

     4.11 Salaries.  The salaries and other compensation of the Members shall be
          --------
fixed from time to time by the vote or written consent of at least a majority of the Membership Interests.

     4.12 Officers.  The Members may designate one or more individuals as
          --------
officers of the Company (who do not have to be a Member), who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Members. Any officer may be removed by the Members at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified. Any number of offices may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Members.

                                   ARTICLE V
                             CAPITAL CONTRIBUTIONS
                             ---------------------

     5.1  Capital Contributions.  Each Member shall contribute the amount set
          ---------------------
forth in Exhibit A to this Agreement as the Capital Contribution to be made by him, her or it.

     5.2  Additional Contributions.  Except as set forth in Section 5.1 of this
          ------------------------
Agreement, no Member shall be required to make any Capital Contribution.

     5.3  Capital Accounts.  A Capital Account shall be maintained for each
          ----------------
Member. Each Member's Capital Account shall be increased by the value of each Capital Contribution made by the Member, allocations to such Member of the Net Profits and any other allocations to such Member of income pursuant to the Code. Each Member's Capital Account will be decreased by the value of each Distribution made to the Member by the Company, allocations to such Member of Net Losses and other allocations to such Member pursuant to the Code.

     5.4  Transfers.  Upon a permitted sale or other transfer of a Membership
          ---------
Interest in the Company, the Capital Account of the Member transferring his, her or its Membership Interests shall become the Capital Account of the Person to which or whom such Membership Interest is sold or transferred in accordance with
Section 1.704-1(b) (2) (iv) of the Treasury Regulations.

     5.5  Modifications.  The manner in which Capital Accounts are to be
          -------------
maintained pursuant to this Section is intended to comply with the requirements of Section 704(b) of the Code. If, in the opinion of the Members, the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

     5.6  Deficit Capital Account.  Except as otherwise required in the Delaware
          -----------------------
Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account.

     5.7  Withdrawal or Reduction of Capital Contributions.  A Member shall not
          ------------------------------------------------
receive from the Company any portion of a Capital Contribution until all indebtedness, liabilities of the Company, except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions, have been paid or there remains property of the Company, in the sole discretion of the Members, sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.

                                  ARTICLE VI
                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

     6.1  Allocations of Profits and Losses.  After giving effect to the special
          ---------------------------------
allocations set forth in Section 6.2, the Net Profits and the Net Losses for each Fiscal Year shall be allocated to each Member in proportion to their Membership Interests.

      6.2 Regulatory Allocations.
          ----------------------

          (a)  Qualified Income Offset.  No Member shall be allocated Losses or
               -----------------------
deductions if the allocation causes the Member to have an Adjusted Capital Account Deficit. If a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6), such Member will be allocated items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year in an amount sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible.

          (b)  Minimum Gain Chargeback.  Except as set forth in Regulation
               -----------------------
Section 1.704-2(f)(2), (3), and (4), if, during any taxable year, there is a net decrease in Minimum Gain, each Member, prior to any other allocation pursuant to this Article VI, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Economic Interest Holder's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). Allocations of gross income and gain pursuant to this Section 6.2(b) shall be made first from gain recognized from the disposition of Company assets subject to non-recourse liabilities (within the meaning of the Regulations promulgated under Code
Section 752), to the extent of the Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Company's other items of income and gain for the taxable year. It is the intent of the parties hereto that any allocation pursuant to this Section 6.2(b) shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f).

          (c)  Contributed Property and Book-Ups.
               ---------------------------------

               (i) Generally, the Capital Accounts of Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations to them of income, gain, loss, and deduction (including depreciation, depletion, amortization or other cost recovery) as computed for book purposes, with respect to property of the Company.

               (ii) Notwithstanding Section 6.2(c)(i) hereof, if, with respect to a property, the Company chooses to eliminate distortions caused by the ceiling rule (as defined in Regulations Section 1.704-3(b)(1)) by means of the Remedial Allocation Method (as defined in Regulations Section 1.704-3(d) and as provided in Section 6.2(c) herein), then the Capital Accounts of Members shall be adjusted in accordance with Regulations Section

  1.704-3(d)(2) for allocations to them of income, gain, loss, and deduction (including depreciation, depletion, amortization or other cost recovery) as computed for book purposes, with respect to such property.

          (d)  Curative Allocations.  Members who contribute (or are deemed to
               --------------------
contribute under Regulation (S)1.704-1(b)(2)(iv)(g)) property with a fair market book value that differs from the adjusted basis of the property for federal income tax purposes shall have specifically allocated to them income, gain or deduction that reflects the difference between the fair market book value and the adjusted basis of such property according to (S)704(c) and Regulations
(S)1.704-3(c), or (d).

     6.3  Distributions.  The Members may from time to time, in the discretion
          -------------
of the Members, make Distributions to the Members. All Distributions shall be made to the Members pro rata in proportion to their Membership Interests as of the record date set for such Distribution.

     6.4  Offset.  The Company may offset all amounts owing to the Company by a
          ------
Member against any Distribution to be made to such Member.

     6.5  Limitation Upon Distributions.  No Distribution shall be declared and
          -----------------------------
paid unless, after such Distribution is made, the assets of the Company are in excess of all liabilities of the Company.

     6.6  Interest on and Return of Capital Contributions.  No Member shall be
          -----------------------------------------------
entitled to interest on his, her or its Capital Contribution or to a return of his, her or its Capital Contribution, except as specifically set forth in this Agreement.

     6.7  Accounting Period.  The accounting period of the Company shall be the
          -----------------
Fiscal Year.


                                  ARTICLE VII
                                     TAXES
                                     -----

     7.1  Tax Returns.  The Members shall cause to be prepared and filed all
          -----------
necessary federal and state income tax returns for the Company. Each Member shall furnish all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     7.2  Tax Elections.  The Company shall make the following elections on the
          -------------
appropriate tax returns:

          (a)  To adopt the calendar year as the Fiscal Year;

          (b) To adopt the cash method of accounting and keep the Company's books and records on the income tax method;

          (c) If a Distribution as described in Section 734 of the Code occurs or if a transfer of a Membership Interest described in Section 743 of the Code occurs, upon the written request of any Member, to elect to adjust the basis of the property of the Company pursuant to Section 754 of the Code;

          (d) To elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code; and

          (e) Any other election that the Members may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of Subchapter K of chapter 1 of Subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

     7.3  Tax Matters Partners.  The Members shall designate one Member to be
          --------------------
the "tax matters partner" of the Company pursuant to Section 6231(a) (7) of the Code. Any Member who is designated "tax matters partner" shall take any action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code.


                                 ARTICLE VIII
                                TRANSFERABILITY
                                ---------------

     8.1  General.  No Member shall gift, sell, assign, pledge, hypothecate,
          -------
exchange or otherwise transfer to another Person any portion of a Membership Interest, except with the prior written consent of all of the Members, and only to the extent such transfer will not violate any provision of the Financing Documents. Nothing set forth herein shall prohibit a Member from selling, assigning or otherwise transferring his interest in the Company to another Member who is a party to this Agreement. Any attempted transfer or withdrawal in contravention of this Agreement shall be void ad initio and shall not bind or be recognized by the Company.

     8.2  Offer to Acquire.  If a Member desires to sell a Membership Interest
          ----------------
to another Person (except for another Member), such Member shall obtain from such Person a bona fide written offer to purchase such Membership Interest, stating the terms and conditions upon which the purchase is to be made. Such Member shall give written notification to the other Members of his, her or its intention to sell such Membership Interest and a copy of such bona fide written offer.

     8.3  Right of First Refusal.  Each Member other than the Selling Member, on
          ----------------------
a basis pro rata to the Membership Interests of each Member exercising his, her or its right of first refusal, shall have the right to exercise a right of first refusal to purchase all (but not less than all) of the Membership Interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the bona fide written offer by giving written notification to the Selling Member of his, her or its intention to do so within thirty (30) days after receiving written notice from the Selling Member. The failure of any Member to so notify the Selling Member of a desire to exercise such right of first refusal within such thirty (30) day period shall result in the termination of such right of first refusal and the Selling Member shall be entitled to consummate the sale of his, her or its Membership Interest with respect to which such right of first refusal has not been exercised to the Person offering to do so pursuant to the bona fide written offer. If the selling Member does to sell his, her or its Membership Interest within thirty (30) days after receiving the right to do so, his her or its right to do so terminates and the terms and conditions of this Section shall again be in effect.

     8.4  Closing.  If any Member gives written notice to the Selling Member of
          -------
his, her or its desire to exercise such right of first refusal and to purchase all of the Selling Member's Interest upon the same terms and conditions as are stated in the written offer, such Member shall have the right to designate the time, date and place of closing within ninety (90) days after receipt of written notification from the Selling Member of the bona fide offer.

     8.5  Transferee Not a Member.  No Person acquiring a Membership Interest
          -----------------------
pursuant to this Section other than a Member shall become a Member unless such Person is approved by the unanimous vote or written consent of all Membership Interests. If no such approval is obtained, such Person's Membership Interest shall only entitle such Person to receive the distributions and allocations of profits and losses to which the Member from whom or which such Person received such Membership Interest would be entitled. Any such approval may be subject to any terms and conditions imposed by the Members.

     8.6  Effective Date.  Any sale of a Membership Interest or admission of a
          --------------
Member pursuant to this Article shall be deemed effective as of the last day of the calendar month in which such sale or admission occurs.


                                  ARTICLE IX
                                  DISSOLUTION
                                  -----------

     9.1  Dissolution.  The Company shall not dissolve and terminate prior to
          -----------
the date on which all obligations evidenced by the Senior Secured Notes have been satisfied in full. The bankruptcy, dissolution, liquidation or termination of a Member shall not cause the termination or dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee or conservator of such Members shall have the rights of an assignee of the Membership Interests of such Member for the purpose of settling or managing the former Member's estate of property. At any time thereafter, the Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

          (a) The vote or written consent of at least two-thirds in interest of all Members; or

          (b) The bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member or the occurrence of any other event that terminates the continued membership of any Member, unless within one hundred eighty (180) days after such event the Company is continued by the vote or written consent of a majority in interest of all of the remaining Members.

     9.2  Winding Up.  Upon the dissolution of the Company the Members may, in
          ----------
the name of and for an on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and covey the Company's property, discharge the Company's liabilities and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members. Upon winding up of the Company, the assets shall be distributed as follows:

          (a) To creditors, including any Member who is a creditor, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for distributions to Members under Section 18-803 or Section 18-804 of the Delaware Act;

          (b) To Members and former Members in satisfaction of liabilities for Distributions under Section 18-803 or Section 18-804 of the Delaware Act; and

          (c) To Members first for the return of their Capital Contributions, to the extent not previously returned, and second respecting their Membership Interests, in the proportions in which the Members share in Distributions in accordance with this Agreement.

     9.3  Articles of Dissolution.  Within ninety (90) days following the
          -----------------------
dissolution and the commencement of winding up of the Company, or at any other time there are no Members, articles of dissolution shall be filed with the Delaware Secretary of State pursuant to the Delaware Act.

     9.4  Deficit Capital Account.  Upon a liquidation of the Company within the
          -----------------------
meaning of Section 1.704-1(b) (2) (ii) (g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

     9.5    Nonrecourse to Other Members. Except as provided by applicable law
            ----------------------------
or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of his, her or its Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

     9.6    Termination.  Upon completion of the dissolution, winding up,
            -----------
liquidation, and distribution of the assets of the Company, the Company shall be deemed terminated.


                                   ARTICLE X
                              GENERAL PROVISIONS
                              ------------------

     10.1   Notices.  Any notice, demand or other communication required or
            -------
permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if (a) delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed or (b) sent by registered or certified mail, postage prepaid, addressed to the Member or the Company at his, her or its address set forth in this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given three (3) business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this Section.

     10.2   Amendments.  This Agreement contains the entire agreement among the
            ----------
Members with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by the Members with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each provision of this Agreement being amended.

     10.2.A Prohibited Amendments During the Period the Senior Secured Notes
            ----------------------------------------------------------------
are Outstanding.  Notwithstanding Section 10.2, at all times during which any
---------------
obligation evidenced by the Senior Secured Notes remains outstanding and is not discharged in full, none of the Sections 2.5, 3.2.A, 4.1(b), 9.1 or this Section 10.2.A may be amended without receiving the prior written consent of all of the Members, including the Special Independent Member.

     10.3 Construction.  Whenever the singular number is used in this Agreement
          ------------
and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     10.4 Headings.  The headings in this Agreement are for convenience only and
          --------
shall not be used to interpret or construe any provision of this Agreement.

     10.5 Waiver.  No failure of a Member to exercise, and no delay by a Member
          ------
in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each such right or remedy being waived.

     10.6 Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

     10.7 Binding.  This Agreement shall be binding upon and inure to the
          -------
benefit of all Members, and each of the successors and assignees or the Members, except that right or obligation of a Member under this Agreement may be assigned by such Member to another Person without first obtaining the written consent of all other Members.

     10.8 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original and all of which shall constitute one and the same instrument.

     10.9 Governing Law.  This Agreement shall be governed by, and interpreted
          -------------
and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, the individuals and/or entities signing this Agreement below conclusively evidence their agreement to the terms and conditions of this Agreement by so signing this Agreement.


                                   THE VICTOR FAMILY IRREVOCABLE TRUST


                                       /s/ Thomas K. O'Brien
                                   By: ____________________________________
                                          Thomas K. O'Brien, Trustee

                                   /s/ Douglas Corbett
                                   ________________________________________
                                   Douglas Corbett

                                   /s/ Richard S. Scolaro
                                   ________________________________________
                                   Richard S. Scolaro

                                   /s/ James Ryan
                                   ________________________________________
                                   James Ryan

                                   /s/ Jeffrey M. Fetter
                                   ________________________________________
                                   Jeffrey M. Fetter


                          SPECIAL INDEPENDENT MEMBER
                          --------------------------
                          COUNTERPART SIGNATURE PAGE
                          --------------------------

     The undersigned intending to be admitted to G.A.S. Orange Associates, L.L.C., a Delaware limited liability company (the "Company"), as the Special Independent Member of the Company pursuant to the terms and provisions of the Limited Liability Company Agreement of the Company dated as of December 6, 1999 and effective as of June 17, 1999 (the "LLC Agreement"), a copy of which has been provided to the undersigned, and to accept and agree to be bound by all the terms and provision of the LLC Agreement applicable to the undersigned as Special Independent Member, does hereby execute, acknowledge and deliver this Counterpart Signature Page.

                                   /s/ Thomas K. O'Brien
                                   ________________________________________
                                   Thomas K. O'Brien

                                   EXHIBIT A
                                   ---------

                                    MEMBERS
                                    -------

                                        PERCENTAGE     CAPITAL
  NAME                                  OWNERSHIP   CONTRIBUTION
  ----                                 -----------  ------------
The Victor Family Irrevocable Trust          84.0%       $840.00

Douglas Corbett                              12.5%       $125.00

Richard S. Scolaro                            2.0%       $ 20.00

James Ryan                                    1.0%       $ 10.00

Jeffrey M. Fetter                             0.5%       $  5.00

                                       2